Exhibit 4.1

Actavis PLC

The Company will furnish to the record holder of this certificate without charge, a copy of the Memorandum and Articles of Association of the Company, which include the express terms of the shares represented by this certificate and other classes and series of shares which the Company is authorized to issue. Any such request is to be addressed to the Company or to the Transfer Agent named on the face of this certificate.

For US purposes the following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT —	..…..…….........…….. Custodian ..............................................……
TEN ENT	— as tenants by the entireties		(Cust) (Minor)
JT TEN	— as joint tenants with right		under Uniform Gifts to Minors Act ................................................
	of survivorship and not as		(State)
	tenants in common	UNIF TRF MIN ACT —	..……..............……… Custodian (until age.................................... )
(Cust)
........................under Uniform Transfer to Minors Act ...................
(Minor) (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE

Ordinary Shares,
nominal value $0.0001 each represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

X
X
NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

ABnote North America 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PROOF OF: SEPTEMBER 27, 2013 ACTAVIS PLC WO- 7588 BACK
HOLLY GRONER 931-490-7660	OPERATOR: DKS
REV. 3

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